                                                                   EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in amendment number 1 of the registration statement on Form S-4 of MSX International, Inc. for the registration of $100,000,000 of MSX International, Inc. 11 3/8% Senior Subordinated Notes due 2008 of our report dated November 10, 1997 on our audit of the combined financial statements of APX International for the period December 31, 1995 to November 6, 1996. We also consent to the reference to our firm under the caption "Experts".



Coopers & Lybrand L.L.P.

Detroit, Michigan
May 29, 1998